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                                                                   Exhibit 23(a)

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 11-258016) pertaining to the Universal American Financial Corp. 401 (k) Plan and in the Registration Statement (Form S-2 No. 333-03641) pertaining to the Universal American Financial Corp. Incentive Stock Option Plan, Agents Stock Purchase Plan, Deferred Compensation Plan for Agents, Stock Option Plan for Directors, and Non-qualified Stock Option Plans for Agents and Others, of our report dated February 20, 2003, with respect to the consolidated financial statements and financial statement schedules of Universal American Financial Corp. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ ERNST & YOUNG LLP

New York, New York
March 27, 2003


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